UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On November 7, 2006, the Federal Home Loan Bank of Chicago (the "Bank") announced that the following four individuals (collectively, the "New Directors") were elected to the Bank's Board of Directors ("Board) for three-year terms commencing January 1, 2007:

Roger L. Lehmann, President, The Harvard State Bank, Harvard, Illinois. Mr. Lehmann currently serves on the Board, and his current term expires on December 31, 2006;

E. David Locke, Chairman & Chief Executive Officer, McFarland State Bank, McFarland, Wisconsin. Mr. Locke is newly elected to the Board;

James F. McKenna, President & Chief Executive Officer, North Shore Bank, Brookfield, Wisconsin. Mr. McKenna currently serves on the Board, and his current term expires on December 31, 2006;

Steven F. Rosenbaum, Chairman, President & Chief Executive Officer, Prospect Federal Savings Bank, Worth, Illinois. Mr. Rosenbaum is newly elected to the Board.

The election of the New Directors took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act ("Bank Act") and the related regulations of the Federal Housing Finance Board ("FHFB").

At the time of this filing, Mr. McKenna serves on the Board's Audit Committee, of which he is Vice Chairman, Personnel & Compensation Committee, of which he is Vice Chairman, and Executive & Governance Committee, of which he is an alternate member. Mr. Lehmann serves on the Board's Technology Committee, of which he is Vice Chairman, Personnel & Compensation Committee, of which he is Chairman, and Executive & Governance Committee, of which he is an alternate member. The Board committees on which the New Directors will be named to serve for 2007 have not yet been determined as of the date of this filing.

As per the Bank Act and FHFB regulations, the majority of the Bank's directors are elected by and from the Bank's membership. The remaining directors are appointed by the FHFB. The Bank is a cooperative, and most of the Bank's business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank's letter to members dated November 7, 2006, regarding the results of the election. Also attached as Exhibit 99.2 is a copy of a press release, dated November 7, 2006, announcing the Bank's election results. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibits 99.1 and 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Letter to Members, dated November 7, 2006, from the Bank's General Counsel and Corporate Secretary
99.2	Press release, dated November 7, 2006, announcing the election results

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: November 7, 2006	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary